Sub-Item77Q1(e)

AMENDED SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT
DATED SEPTEMBER 7, 2004

EFFECTIVE AUGUST 1, 2010

The Investment Advisory Agreement dated
September 7, 2004 between Old Mutual Funds I and
Old Mutual Capital, Inc. (the "Agreement") is hereby amended by replacing Schedule A in its entirety with the following:

Pursuant to Section 5 of this Agreement, each Portfolio shall pay the Adviser, at the end of each calendar month, compensation computed daily at the annual rate of the Portfolio's average daily net assets based on the following schedule.

Fund                    Fee       Asset Level
Asset Allocation
Balanced Portfolio    0.200%   Less than $1 billion
                      0.175%   $1 billion to less
                               than $2 billion
                      0.150%   $2 billion to less
                               than $3 billion
                      0.125%   $3 billion or greater

Asset Allocation
Conservative Portfolio 0.200%   Less than $1 billion
                       0.175%   $1 billion to less
                                than $2 billion
                       0.150%   $2 billion to less
                                than $3 billion
                       0.125%   $3 billion or greater

Asset Allocation
Growth Portfolio      0.250%   Less than $1 billion
                      0.225%   $1 billion to less
                               than $2 billion
                      0.200%   $2 billion to less
                                than $3 billion
                      0.175%   $3 billion or greater

Asset Allocation
Moderate Growth
Portfolio             0.250%   Less than $1 billion
                      0.225%   $1 billion to less
                               than $2 billion
                      0.200%   $2 billion to less
                               than $3 billion
                      0.175%   $3 billion or greater

Copper Rock Emerging
Growth Fund           0.90%

Analytic Fund         0.85%

Old Mutual Funds I
By:/s/ Julian F. Sluyters
Name:Julian F. Sluyters
Title:President
Date:August 1, 2010


Old Mutual Capital, Inc.
By:/s/ Mark E. Black
Name:Mark E. Black
Title:Chief Financial Officer
Date:August 1, 2010